Exhibit 99.1

HARBIN ELECTRIC SPECIAL COMMITTEE SELECTS ADVISORS

HARBIN, China, October 29, 2010 - Harbin Electric, Inc. (“Harbin Electric” or the “Company”, Nasdaq: HRBN) a leading developer and manufacturer in the People’s Republic of China of a wide array of electric motors, announced today the Special Committee of its Board of Directors, formed to consider, among other things, a proposal by a group headed by the Company’s Chairman and Chief Executive Officer, Mr. Tianfu Yang to take the Company private (the “Yang Proposal”), has retained Morgan Stanley & Co. Incorporated as its financial advisor and Gibson, Dunn & Crutcher LLP as its legal advisor to assist the Special Committee in its work.

No assurance can be given the Yang Proposal, or any other transaction, will be consummated. The Company does not intend to disclose developments regarding these matters unless and until its Board of Directors determines there is a need to update the market.

About Harbin Electric, Inc.:

Harbin Electric, headquartered in Harbin, China, is a leading developer and manufacturer of a wide array of electric motors with a focus on innovative, customized, and value-added products. Its major product lines include industrial rotary motors, linear motors, and specialty micro-motors. The Company's products are purchased by a broad range of domestic and international customers, including those involved in the energy industry, factory automation, food processing, packaging, transportation, automobile, medical devices, machinery and tool manufacturing, chemical, petrochemical, as well as in the metallurgical and mining industries. The Company operates four manufacturing facilities in China located in Xi'an, Weihai, Harbin, and Shanghai.

Harbin Electric has built a strong research and development capability by recruiting talent worldwide and through collaboration with top scientific institutions. The Company owns numerous patents in China and has developed award-winning products for its customers. Relying on its own proprietary technology, the Company developed an energy efficient linear motor driven oil pump, the first of its kind in the world, for the largest oil field in China. Its self-developed linear motor propulsion system is powering China's first domestically-made linear-motor-driven metro train. As China continues to grow its industrial base, Harbin Electric aspires to be a leader in the industrialization and technology transformation of the Chinese manufacturing sector. To learn more about Harbin Electric, visit http://www.harbinelectric.com.

Safe Harbor Statement

The actual results of Harbin Electric, Inc. could differ materially from those described in this press release. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in the Company's periodic filings with the U.S. Securities and Exchange Commission, including the factors described in the section entitled "Risk Factors" in its annual report on Form 10-K for the year ended December 31, 2009. The Company does not undertake any obligation to update forward-looking statements contained in the press release. This press release contains forward-looking information about the Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products.

    For investor and media inquiries, please contact:

Christy Shue
Harbin Electric, Inc.
Executive VP, Finance & Investor Relations
Tel:   +1-631-312-8612
Email: IR@HarbinElectric.com

Kathy Li
Christensen Investor Relations
Tel:   +1-212-618-1978
Email: kli@christensenir.com